Exhibit 99.1


Monterey Bay Tech Completes Its Acquisition of SecureLogic, Inc. and Completes $2 Million Financing

NEW YORK--(BUSINESS WIRE)--May 12, 2005--Monterey Bay Tech, Inc. (OTCBB: MBYI -
News) has completed its acquisition of SecureLogic, Inc. In conjunction with the acquisition, the Company also completed a private placement of common stock and warrants in the amount of $2 million, an increase of $1 million over the previously expected amount.

SecureLogic develops and markets systems that manage the movement of people and baggage through airports. SecureLogic's systems integrate unique security methodologies with state-of-the-art screening and baggage handling technologies, providing a comprehensive baggage screening and passenger screening security solution.

SecureLogic, Inc. will announce a new trading symbol in the next few days. Information regarding SecureLogic, Inc. can be found at www.space-logic.com. Information regarding the Transaction can be found in the Form 14C Information Statement filed publicly on April 4, 2005 on the Securities Exchange Commissions' EDGAR system.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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Contact:

     SecureLogic, Inc.
     Liron Segev, 866-838-1102 x334